Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Form S-8 No. 333-171934 and Form S-3 No. 333-217622 of our reports dated January 13, 2020, relating to the consolidated financial statements of Limoneira Company and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended October, 31 2019.

/s/ Deloitte & Touche LLP

Los Angeles, California
January 13, 2020